AMENDMENT

This is an Amendment to  X  Trust Agreement;     Investment Management
Agreement;
    Other:          Agreement between First Fidelity Bank, N.A., New Jersey
("Bank") and
Liz Claiborne, Inc. Savings Plan.

The effective date of this Amendment is May 22, 1991.

The Agreement is hereby amended as of the effective date with respect to the investment authority and power of Bank as follows:

1. Bank may invest in and transfer all or part of the Account of Fund to any collective, common or pooled trust or investment funds ("Collective Investment Funds") created and maintained by any bank including the Bank herein or any of Bank's affiliates which contemplates the commingling for investment purposes of such trust assets with assets of other trusts qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, ("Code") and/or government plans, subject to all terms and provisions of the particular Collective Investment Funds or Funds in which invested. All the provisions of the particular Collective Investment Funds's Declaration of Trust, as amended, shall be deemed to be incorporated herein and shall be a part hereof at all times when any Account or Fund property is held in any of the Collective Investment
    Funds.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the effective date.

Witness:                                      Employer:

                                  By:
                               Title: Vice President and Treasurer

                          Trustee(s):



                              First Fidelity Bank, N.A., New Jersey

                                  By:

                               Title: